Exhibit 99.1


                                                       Citizens Communications
                                                       3 High Ridge Park
                                                       Stamford, CT 06905
                                                       203.614.5600
                                                       Web site: www.czn.net

Contact:
Brigid Smith
203.614.5042
bsmith@czn.com

           Citizens Communications Reports 2007 First-Quarter Results

Stamford, Conn., May 2, 2007 -- Citizens Communications (NYSE:CZN) today reported first quarter 2007 revenues of $556.1 million, operating income of $193.3 million, and net income of $67.7 million.

First quarter 2007 revenue was $556.1 million, as compared to $506.9 million in the first quarter of 2006. First quarter 2007 results include revenues of $20.7 million related to the operations of Commonwealth Telephone Enterprises, since the date of acquisition on March 8, 2007. Revenues, excluding the acquired property, were up 5.6 percent as compared to the same period last year due to higher access, data and internet services, partially offset by declines in local services. Access revenues were significantly higher in the first quarter of 2007 as compared to 2006 due to the settlement of a switched access dispute with a favorable impact of $38.7 million offset by declines in other access service revenues (which include subsidy payments we receive from federal and state agencies). The Company experienced 13.8 percent growth in data and internet services revenue in the first quarter of 2007, compared to the first quarter of 2006.

First quarter 2007 other operating expenses were $186.5 million, as compared to $184.6 million in the first quarter of 2006. Excluding the expense increase due to the acquisition, the company's other operating expenses for the first quarter of 2007 decreased by approximately $8.2 million or 4.4 percent, as compared to the first quarter of 2006 primarily driven by reductions in employees and improved expense control in benefit costs.

Depreciation and amortization expense for the first quarter of 2007 was $122.2 million, as compared to $122.0 million in the first quarter of 2006. Depreciation and amortization expense for the first quarter of 2007, excluding the impact of the acquisition, decreased $6.7 million or 5.5 percent as compared to the first quarter of 2006. The decrease is primarily due to a declining net asset base.

The Company added approximately 70,800 high-speed internet customers during the quarter reflecting 20,300 from the base Citizens property and 50,500 from the acquired Commonwealth property, and had more than 464,000 high-speed data subscribers at March 31, 2007.

                                     -MORE-

Operating income for the first quarter of 2007 was $193.3 million and operating income margin was 34.8 percent, compared to $157.3 million and 31.0 percent in the first quarter of 2006. Capital expenditures were $45.1 million for the first quarter of 2007, including $4.3 million related to the acquired property.

Free cash flow for the first quarter was $187.6 million. The company's dividend represents a payout of 46 percent of free cash flow for the first quarter.

During the first quarter, the Company repurchased 823,000 shares of its common stock for $12.0 million.

"We are off to a good start with strong first quarter results. Product revenue growth coupled with disciplined expense control generated a 56.7% operating cash flow margin and our focus on the customer drove penetration levels for all voice, data and video product bundles," said Maggie Wilderotter, Chairman and CEO of Citizens. "We are very excited about completing the Commonwealth acquisition and full integration of these Pennsylvania properties is now underway."

Outlook
-------
As a result of the favorable settlement dispute and the successful closing of the merger transaction with Commonwealth Telephone Enterprises on March 8, 2007, the Company is revising its 2007 guidance. We now expect to spend between $315 million and $325 million in capital expenditures in 2007. Free cash flow for 2007 is now estimated to be between $500 million and $520 million.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow. A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions, and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions' measure performance and report to management based upon these measures. In addition, the company believes that free cash flow and operating cash flow, as the company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

                                    --MORE --

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure. Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.



About Citizens Communications
More information about Citizens can be found at www.czn.net.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: our ability to successfully integrate Commonwealth's operations and to realize the synergies from the acquisition; our ability to effectively manage our operations, costs and capital spending; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced services; our ability to comply with federal and state regulations; changes in the number of our revenue generating units; general and local economic and employment conditions; the effects of ongoing changes in the regulation of the communications industry; overall changes in the telecommunications market; and greater than anticipated competition from wireless or wireline carriers. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.




                                       ###


TABLES TO FOLLOW

                         Citizens Communications Company
                         Consolidated Financial Data (1)
                                   (unaudited)




                                                                            For the quarter ended
                                                                                   March 31,
                                                                          ---------------------------      %
(Amounts in thousands, except per share amounts)                             2007           2006        Change
                                                                          ---------------------------------------

Income Statement Data
  Revenue                                                                    $556,147       $506,861       10%
  Network access expenses                                                      50,793         40,218       26%
  Other operating expenses                                                    186,464        184,624        1%
  Stock based compensation                                                      3,407          2,677       27%
  Depreciation and amortization                                               122,181        122,004        0%
  Operating income                                                            193,302        157,338       23%
  Investment and other income (loss), net                                      10,017         (1,351)       NM
  Interest expense                                                             93,964         85,393       10%
  Income tax expense                                                           41,688         26,607       57%
Income from discontinued operations, net of tax                                     -          6,496        NM
Net income attributable to common shareholders                                 67,667         50,483       34%

Weighted average shares outstanding                                           326,542        327,132        0%

Basic net income per share attributable to common shareholders (2)           $   0.21       $   0.15       40%

Other Financial Data
Capital expenditures                                                         $ 45,111       $ 43,765        3%
Free cash flow (3)                                                            187,555        163,296       15%
Dividends paid                                                                 85,462         82,633        3%
Dividend payout ratio (4)                                                         46%            51%      -10%


(1) On March 8, 2007, we acquired Commonwealth Telephone Enterprises (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2)  Calculated based on weighted average shares outstanding.
(3) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.
(4)  Represents dividends paid divided by free cash flow.


                         Citizens Communications Company
                        Financial and Operating Data (1)
                                   (unaudited)




                                                                  For the quarter ended
                                                                         March 31,
                                                              -------------------------------      %
(Amounts in thousands, except operating data)                     2007             2006         Change
                                                              -------------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Local services                                             $  206,043        $  203,566        1%
     Data and internet services                                    116,425           100,089       16%
     Access services                                               139,024           111,237       25%
     Long distance services                                         40,428            39,158        3%
     Directory services                                             28,670            28,797        0%
     Other                                                          25,557            24,014        6%
                                                              -------------    --------------
Total revenue                                                      556,147           506,861       10%
                                                              -------------    --------------

Expenses
     Network access expenses                                        50,793            40,218       26%
     Other operating expenses                                      186,464           184,624        1%
     Stock based compensation                                        3,407             2,677       27%
     Depreciation and amortization                                 122,181           122,004        0%
                                                              -------------    --------------
Total expenses                                                     362,845           349,523        4%
                                                              -------------    --------------

Operating Income                                                $  193,302        $  157,338       23%
                                                              =============    ==============

Other Financial and Operating Data
     Access lines                                                2,538,471         2,213,731       15%
     High-speed internet subscribers                               464,055           341,452       36%
     Wireline bundle subscribers                                   579,506           462,661       25%
     Switched access minutes of use (in millions)                    2,438             2,654       -8%
     Average monthly revenue per average access line (2)        $    84.38        $    75.90       11%


(1) On March 8, 2007, we acquired Commonwealth Telephone Enterprises (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2) For the quarter ended March 31, 2007, the calculation excludes CTE data and includes the $38.7 million favorable impact from the settlement of a switched access dispute. The amount is $78.29 without the $38.7 million favorable impact from the settlement.

                         Citizens Communications Company
                  Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)
                                                                            (Unaudited)
                                                                          March 31, 2007          December 31, 2006
                                                                        --------------------      -------------------
                                      ASSETS
                                      ------
Current assets:
    Cash and cash equivalents                                                   $ 1,037,729              $ 1,041,106
    Accounts receivable and other current assets                                    279,496                  231,887
                                                                        --------------------      -------------------
      Total current assets                                                        1,317,225                1,272,993

Property, plant and equipment, net                                                3,329,687                2,983,504

Other long-term assets                                                            3,582,405                2,534,708
                                                                        --------------------      -------------------
           Total assets                                                         $ 8,229,317              $ 6,791,205
                                                                        ====================      ===================

                       LIABILITIES AND SHAREHOLDERS' EQUITY
                       ------------------------------------
Current liabilities:
    Long-term debt due within one year                                          $   569,848              $    39,271
    Accounts payable and other current liabilities                                  423,656                  386,372
                                                                        --------------------      -------------------
      Total current liabilities                                                     993,504                  425,643

Deferred income taxes and other liabilities                                       1,164,223                  846,775
Long-term debt                                                                    4,755,148                4,460,755
Shareholders' equity                                                              1,316,442                1,058,032
                                                                        --------------------      -------------------
           Total liabilities and shareholders' equity                           $ 8,229,317              $ 6,791,205
                                                                        ====================      ===================


(1) On March 8, 2007, we acquired Commonwealth Telephone Enterprises (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                         Citizens Communications Company
                    Condensed Consolidated Cash Flow Data (1)
                                   (unaudited)
(Amounts in thousands)
                                                                 For the three months ended March 31,
                                                                ----------------------------------------
                                                                      2007                  2006
                                                                -----------------     ------------------

Cash flows provided by (used in) operating activities:
Net income                                                           $    67,667              $  50,483
     Deduct: Income from discontinued operations                               -                 (6,496)
Adjustments to reconcile income to net cash provided
   by operating activities:
     Depreciation and amortization expense                               122,181                122,004
     Stock based compensation                                              3,407                  2,677
     Other                                                               (21,994)                (4,055)
                                                                -----------------     ------------------
Net cash provided by continuing operating activities                     171,261                164,613

Cash flows from investing activities:
     Capital expenditures                                                (45,111)               (43,765)
     Cash paid for Commonwealth acquisition, net                        (649,507)                     -
     Other assets (purchased) distributions received, net                    571                    324
                                                                -----------------     ------------------
Net cash used by investing activities                                   (694,047)               (43,441)

Cash flows from financing activities:
     Long-term debt borrowings                                           950,000                      -
     Financing costs paid                                                 (9,815)                     -
     Long-term debt payments                                            (327,815)                  (240)
     Issuance of common stock                                              5,119                  9,452
     Dividends paid                                                      (85,462)               (82,633)
     Common stock repurchased                                            (12,016)               (37,916)
     Other                                                                  (602)                  (473)
                                                                -----------------     ------------------
Net cash used by financing activities                                    519,409               (111,810)

Cash flows of discontinued operations:
     Operating activities                                                      -                  8,580
     Investing activities                                                      -                 (2,422)
     Financing activities                                                      -                      -
                                                                -----------------     ------------------
Net cash provided by discontinued operations                                   -                  6,158

(Decrease) Increase in cash and cash equivalents                          (3,377)                15,520
Cash and cash equivalents at January 1,                                1,041,106                268,917
                                                                -----------------     ------------------
Cash and cash equivalents at March 31,                               $ 1,037,729              $ 284,437
                                                                =================     ==================
Cash paid during the period for:
     Interest                                                        $    97,416              $  95,079
     Income taxes (refunds)                                          $     6,786              $    (133)



(1) On March 8, 2007, we acquired Commonwealth Telephone Enterprises (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                     Schedule A

      Reconciliation of Non-GAAP Financial Measures (1)

                                                              For the quarter ended March 31,
                                                         -----------------------------------------
      (Amounts in thousands)                                     2007                2006
                                                         --------------------  -------------------

      Net Income to Free Cash Flow;
      -----------------------------
         Net Cash Provided by Operating Activities
         -----------------------------------------

      Net income                                                   $  67,667            $  50,483

       Add back:
          Depreciation and amortization                              122,181              122,004

          Income tax expense                                          41,688               26,607

          Stock based compensation                                     3,407                2,677

       Subtract:
          Cash paid (refunded) for income taxes                        6,786                 (133)

          Investment and other income (loss), net
             of interest income                                       (4,509)              (5,157)

          Capital expenditures                                        45,111               43,765

                                                         --------------------  -------------------
      Free cash flow                                                 187,555              163,296

       Add back:
          Deferred income taxes                                       23,614               24,163

          Non-cash (gains)/losses, net                                 6,389                7,039

          Investment and other income (loss), net
             of interest income                                       (4,509)              (5,157)

          Cash paid (refunded) for income taxes                        6,786                 (133)

          Capital expenditures                                        45,111               43,765

       Subtract:
          Changes in current assets and liabilities                   48,590               32,580

          Income tax expense                                          41,688               26,607

          Stock based compensation                                     3,407                2,677

          Income from discontinued operations                              -                6,496

                                                         --------------------  -------------------
      Net cash provided by operating activities                    $ 171,261            $ 164,613
                                                         ====================  ===================


(1) On March 8, 2007, we acquired Commonwealth Telephone Enterprises (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                 Schedule B

      Reconciliation of Non-GAAP Financial Measures (1)

                                                          For the quarter ended March 31,
                                                     ------------------------------------------
      (Amounts in thousands)                                  2007                 2006
                                                     --------------------  --------------------

      Operating Cash Flow and
      -----------------------
         Operating Cash Flow Margin
         --------------------------
      Operating Income                                         $ 193,302             $ 157,338

       Add back:
          Depreciation and amortization                          122,181               122,004
                                                     --------------------  --------------------

      Operating cash flow                                      $ 315,483             $ 279,342
                                                     ====================  ====================


      Revenue                                                  $ 556,147             $ 506,861
                                                     ====================  ====================

      Operating income margin
         (Operating income divided by revenue)                     34.8%                 31.0%
                                                     ====================  ====================

      Operating cash flow margin
         (Operating cash flow divided by revenue)                  56.7%                 55.1%
                                                     ====================  ====================


(1) On March 8, 2007, we acquired Commonwealth Telephone Enterprises (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                                Schedule C


                         Citizens Communications Company
             Consolidating Financial and Operating Data Support (1)
                                   (unaudited)


                                                                       For the quarter ended
                                                                          March 31, 2007
                                                         ------------------------------------------------
                                                                                             Citizens          For the
                                                                            CTE (1)         (excluding       Quarter Ended      %
(Amounts in thousands, except operating data)             As Reported    (for 23 days)       CTE) (1)      March 31, (2006)   Change
                                                         ------------------------------------------------  -----------------  ------
TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Local services                                          $  206,043        $  8,674       $  197,369       $   203,566      -3%
     Data and internet services                                 116,425           2,556          113,869           100,089      14%
     Access services                                            139,024           5,695          133,329           111,237      20%
     Long distance services                                      40,428           2,047           38,381            39,158      -2%
     Directory services                                          28,670              68           28,602            28,797      -1%
     Other                                                       25,557           1,626           23,931            24,014       0%
                                                         --------------- ---------------  ---------------  ----------------
Total revenue                                                   556,147          20,666          535,481           506,861       6%
                                                         --------------- ---------------  ---------------  ----------------

Expenses
     Network access expenses                                     50,793           3,849           46,944            40,218      17%
     Other operating expenses                                   186,464          10,004          176,460           184,624      -4%
     Stock based compensation                                     3,407               -            3,407             2,677      27%
     Depreciation and amortization                              122,181           6,899 (2)      115,282           122,004      -6%
                                                         --------------- ---------------  ---------------  ----------------
Total expenses                                                  362,845          20,752          342,093           349,523      -2%
                                                         --------------- ---------------  ---------------  ----------------

Operating Income                                             $  193,302        $    (86)      $  193,388       $   157,338      23%
                                                         =============== ===============  ===============  ================

Other Financial and Operating Data
     Capital expenditures                                    $   45,111        $  4,285       $   40,826       $    43,765      -7%
     Access lines                                             2,538,471         434,577        2,103,894         2,213,731      -5%
     High-speed internet subscribers                            464,055          50,537          413,518           341,452      21%
     Wireline bundle subscribers                                579,506          37,620          541,886           462,661      17%
     Switched access minutes of use (in millions)                   N/A             N/A            2,438             2,654      -8%
     Average monthly revenue per average access line (3)            N/A             N/A       $    84.38       $     75.90      11%


(1) On March 8, 2007, we acquired Commonwealth Telephone Enterprises (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2) Includes amortization expense of $3,939 for the 23 days of March regarding the customer base acquired in the Commonwealth acquisition.
(3) For the quarter ended March 31, 2007, the calculation includes the $38.7 million favorable impact from the settlement of a switched access dispute. The amount is $78.29 without the $38.7 million favorable impact from the settlement.